UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2026

POSTAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-38903	83-2586114
(State or other jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)
75 Columbia Avenue
Cedarhurst, NY 11516
(Address of principal executive offices and zip code)
(516) 295-7820
(Registrant’s telephone number)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-I2 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.I4d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	PSTL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 2, 2026, and upon the recommendation of the Corporate Governance and Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Postal Realty Trust, Inc. (the “Company”), which recommendation was made with the assistance of Ferguson Partners Consulting, L.P., the Compensation Committee’s independent compensation consultant, the Board approved the following changes to the annual cash retainers and annual equity awards granted to each non-employee Director effective from immediately following the Company’s 2026 Annual Meeting of Stockholders:

•An annual (i) cash retainer of $37,500 and (ii) equity retainer of $75,000 for each non-employee Director’s service as a member of the Board, inclusive of all Board attendance fees;

•An annual cash retainer of $25,000 for a non-employee Director’s service as Chairperson of the Company’s Audit Committee;

•An annual cash retainer of $15,000 for a non-employee Director’s service as Chairperson of the Compensation Committee; and

•An annual cash retainer of $7,500 for each non-employee Director serving as a non-chairperson member of any committee of the Board (other than the Chairperson of the Board). The Chairperson of the Board is not entitled to any additional compensation for service on any committee of the Board.

No changes were made to the compensation received for a non-employee Director’s service as Chairperson of the Board.

Directors will continue to be reimbursed for reasonable out-of-pocket expenses incurred in connection with participation in, or attendance at, Board and committee meetings. Payment of annual retainers will occur in single lump-sum payments following each applicable annual meeting of the Company’s stockholders (or such other date determined by the Company), with newly appointed Directors and/or committee chairpersons receiving a pro rata payment based on the period of service during the applicable year.

Consistent with past practice, Directors will be permitted to elect to receive all or a portion of the cash compensation to which they are entitled in the form of equity awards pursuant to the Company’s equity incentive plan then in effect, as amended and restated from time to time, including the right to elect such equity awards into the Company’s Alignment of Interest Program, as amended and restated from time to time, subject to the terms of such plan, program, and applicable election procedures.

All other material terms of the policy previously in effect remain unchanged from the terms summarized under “Executive Officer and Director Compensation—Director Compensation” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2026

POSTAL REALTY TRUST, INC.

By:	/s/ Jeremy Garber
Name: Jeremy Garber
Title: President, Secretary & Treasurer